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                           COMMERCIAL LEASE AGREEMENT

This Lease is made as of the 4th day of January 1998 by and between The Cracchiolo Group having its principal office at Corporate Tech Center, 2915 South Congress Avenue, Suite H, Delray Beach FL 33445 ("Landlord"), and Global DataTel Corporation, having its principal office at 3333 South Congress Avenue, Suite 404, Delray Beach, FL 33445 ("Tenant").

Landlord and Tenant hereby covenant and agree as follows:

1.   SPACE:

     Landlord leases to Tenant, and Tenant leases from Landlord, the space as described on Exhibit A (1) and substantially as outlined on the floor plan and made a part hereof as Exhibit B (1) designated as Suite 404 in the building commonly known as Corporate Tech Center, 3333 South Congress Avenue, Suite 404, Delray Beach, FL 33445; as well as the space as described on Exhibit A (2) and substantially as outlined on the floor plan and made a part hereof as Exhibit B (2) designated as Suite D in the building commonly known as Corporate Tech Center, 2875 South Congress Avenue, Suite D, Delray Beach, FL 33445.

2.   TERM:

     The term of this Lease ("Term") shall be three (3) years and shall commence on the earlier of the date Tenant takes occupancy of the Premises, on or before Feb. 1, 1999 (the "Term Commencement Date") and shall expire at 6:00 p.m. on Jan. 31, 2001 (the "Expiration Date"), unless sooner terminated as hereinafter provided.

3.   RENT:

     A. Tenant covenants and agrees to pay Landlord in lawful United States currency, together with any and all sales and use taxes levied upon the use and occupancy of the Premises, and without demand, set-off or deduction, the following base rent and Pass Throughs payable in equal monthly installments in advance, beginning on the first day of each calendar month during the Term, plus such other sums of money as shall become due and payable as additional rent hereunder:

Current Annual Rent                          Current Monthly Rent
-------------------                          --------------------

Base Rent     = $44,855.00                   Base Rent     = $3,737.92
Pass Throughs = $13,195.00                   Pass Throughs = $1,099.58
Sales Tax     = $ 3,483.00                   Sales Tax     = $  290.25
Total         = $61,533.00                   Total         = $5,127.75

Base Rent for each subsequent year of the Term shall be calculated as set forth in Article 7. All forms of rent due hereunder shall be paid to Landlord, at the address set forth above, or at such other place as Landlord shall designate in writing to Tenant. In the event that the Term Commencement Date is not the first day of the month, Tenant shall pay the pro rata portion of the Base Rent as well as all forms of additional rent due hereunder for said month.

     B. In the event that any payment is not paid by Tenant within five (5) business days of the date due, then, at the Landlord's option, a "late charge" of the lesser of five percent (5%) of such payment of the highest rate permitted by law, for such period and for each additional period of thirty (30) days or any part thereof, shall become immediately due and owing to the Landlord, as additional rent.

     C. In the event that any check or other payment given by Tenant is dishonored for any reason not attributable to Landlord, then Landlord shall be entitled to make an administrative charge to Tenant of twenty-five and NO/100 dollars ($25.00). In the event that Landlord is required to give more than one written notice to Tenant with respect to any single violation of this Lease, then Landlord shall be entitled to make an administrative charge to Tenant of Fifty and NO/100 Dollars ($50.00) for each such notice in addition to the first.

     D. Tenant recognizes and agrees that the charges set forth in Sections C and D of this Article 3 represent, at the time this Lease is made, a fair and reasonable estimate and liquidation of the costs of Landlord resulting from the events described, which costs are not contemplated or included in any rent or other charge otherwise required to be paid by Tenant. Any charges becoming due under Sections C and D of this
          Article 3 shall be deemed to be additional rent hereunder.

     E. Landlord will not bill Tenant for the monthly rental payment. Tenant is responsible for making sure that Landlord has received the rent by the first (1st) day of every month. If Landlord has not received the rent due and payable in this Lease by the fifth (5th) business day before 2:00 p.,m., of any month, for the rent due that current month, then the Tenant's rent will increase by an additional five percent (5%) of the gross amount due and bear interest as provided in this Lease, and the provisions of the default clause.

     F.   The parties comprising Tenant shall be jointly and severally liable for all sums due from Tenant
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     G.   Acceleration of Rent: It is understood that, should the Tenant default in the payment of any rent and not cure said default within the time provided in this Lease, then the Landlord, at its option, shall have the right to accelerate the remaining balance of scheduled rent for the remainder of the Lease Term.

4.   SECURITY DEPOSIT:

Tenant agrees to deposit with Landlord on the date hereof the sum of Seven Thousand Two Hundred Fifty Six and 25/100 Dollars ($7,256.25), which sum shall be held by Landlord, without obligation for interest, as security for the full, timely, and faithful performance of Tenant's covenants and obligation under this Lease, it being expressly agreed that such deposit is not an advance rental deposit or a measure of Landlord's damages. Upon the occurrence of any event of default by Tenant, Landlord may, from time to time, without prejudice to any other remedy, and with written notice to the Tenant, use such funds to the extent necessary to make good any arrears of rent or other payments due Landlord hereunder, and any other damage, injury, expense, or liability caused by Tenant's defaults; and Tenant shall pay to Landlord on demand the amount so applied in order to restore the security deposit to its original amount. Although the security deposit shall be deemed the property of Landlord, any remaining balance of such deposit shall be returned by Landlord at such time after termination of this Lease when Landlord shall have determined that all Tenant's obligations under this Lease have been fulfilled. Subject to the other terms and conditions contained in this Lease, if the Premises are conveyed by Landlord, said deposit may be turned over to Landlord's grantee, and if so, Tenant hereby released Landlord from any and all liability with respect to said deposit and its application or return. Tenant cannot use the security deposit, or any portion thereof, to pay for the last month's rent.

5.   SALES AND USE TAX:

Tenant hereby covenants and agrees to pay monthly to Landlord, as additional rent, any sales, use or other tax, excluding State and/or Federal income tax, now or hereafter imposed upon rents by the United States of America, the State of Florida, or any political subdivision thereof, notwithstanding the fact that such statute, ordinance, or enactment imposing the same may endeavor to impose the tax on the Landlord.

6.   PERMITTED USE:

The premises shall be continuously used by Tenant for the sole purpose of Computer Sales and Service, and for no other purpose. Also, Tenant agrees not to disturb or infringe upon any other Tenants in the complex, and will operate his business in compliance with all laws and ordinances enacted by any governmental body, without creating any undue waste, nuisance, or hazards, and conducting his business in a clean, orderly manner without excessive noise or any offensive activity.

7.   ANNUAL COST OF LIVING ADJUSTMENTS:

     A. Annually, on each anniversary of the commencement of this Lease, the rent shall be increased by Five Percent (5%).

     B. In no event shall the Fixed Annual Rent under this Lease be reduced by virtue of this Article 7.

     C. Notwithstanding any expiration or sooner termination of this Lease prior to the Expiration Date (except in the case of a cancellation by mutual agreement), Tenant's obligation to pay rent as adjusted under this Article 7 shall continue and shall cover all periods up to the Expiration Date, and shall survive any such expiration or sooner termination of this Lease.

8.   COMPLIANCE WITH GOVERNMENTAL LAWS AND LANDLORD'S REGULATIONS:

Tenant shall comply with all governmental laws, ordinances, and regulations applicable to the Premises, and shall promptly comply with all governmental orders and directives including local and national fire codes for the correction, prevention, and abatement of any violations or nuisances in or upon, or connected with, the Premises, all at Tenant's sole expense.

9.   COMPLIANCE WITH ENVIRONMENTAL LAWS:

Tenant agrees that it will comply with all local, state, and federal laws and regulations concerning the storage, handling, transportation, and disposal of solid and hazardous waste materials. Tenant agrees to indemnify, defend and hold harmless Landlord against any and all claims made by any governmental or private entity or person relating to the improper storage, handling, transportation, or disposal of any solid or hazardous waste material, either on or off the Premises.

10.  OPERATING EXPENSE:

Tenant shall pay to Landlord, as additional rent, an amount representing Tenant's pro rata share of Landlord's "Expenses" (as hereinafter defined) associated with operating the "Building and Complex" (as hereinafter defined), in accordance with the terms and provisions of this Article.

     A.   The pro rata share of expenses shall be calculated as follows:
          (1) The terms "Building Complex", "Building", and/or "Complex" shall mean the Building or Buildings as shown on Exhibit B(1) and Exhibit B(2).



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          (2)  The term "Pro Rata Share" shall mean the percentage of rentable space as divided by the total square footage of the whole Building or all Buildings' square footage that makeup the Complex, as recorded on the Property Tax Bill or collective Bills for the subject property.

          (3) The term "Expenses" shall mean the sum of "Taxes", "Insurance", and "Operating Expenses" (as hereinafter defined).

          (4) The term "Taxes" shall mean the total of all real estate taxes and special or other assessments levied, assessed or imposed at any time by any governmental authority upon or against the Building or Complex. If, due to a future change in the method of taxation or in the taxing authority or for any other reason, a franchisee, income, transit, profit, or other tax or governmental imposition, however designated, shall be levied against Landlord or any owner of the Building or the Complex in substitution, in whole or in part, for the real estate taxes or assessments, then such franchise, income, transit, profit, or other tax or governmental imposition shall be deemed to be included within the definition of "Taxes" for purposes hereof.

          (5) The term "Insurance" shall mean the total of all costs and expenses incurred, borne, or accrued by Landlord with respect to the Building Complex for insurance for fire, extended coverage, sprinkler apparatus, public liability and property damage, rental, plate glass, and any other insurance deemed necessary by Landlord or required by any mortgagee with respect to the Building Complex.

          (6) The term "Operating Expenses" shall mean the total of all the costs and expenses incurred, borne, or accrued by Landlord with respect to the ownership operation, maintenance, and use of the Building Complex other than Taxes or Insurance, which, in accordance with sound accounting and management principles generally accepted with respect to the operation of first class Building and/or Commercial Complex, would be construed as an Operating Expense. Such expenses shall not include any for which the Landlord has a right of reimbursement from others or those occasioned by the act, omission, or violation of law by Landlord, its agents, or its employees.

     B. Beginning on the Commencement Date, Tenant shall pay to Landlord, as additional rent, in the manner hereafter provided, an amount equal to the Tenants pro rata share as defined in this Lease, within ten (10) days of receiving a statement from Landlord requesting Tenant's pro rata share as determined by Landlord.

     C. Landlord shall render to Tenant a statement containing a computation of additional rent due under this Article ("Landlord's Statement") at any time and from time to time, as such becomes due. Within fifteen
          (15) days after the rendition of the Landlord's Statement which shows additional rent to be due and payable, Tenant shall pay to Landlord the amount of such as additional rent. The obligations of Landlord and Tenant under the provisions of this Article with respect to any additional rent shall survive the expiration or any sooner termination of this Lease.

11.  ASSIGNMENT AND SUBLETTING:

Tenant, for itself, its successors, and assigns, expressly covenants that it shall not assign, mortgage, or encumber this Lease, nor sublet the Premises or any part thereof, or license or permit the Premises or any part thereof to be used by others, without the prior written consent of the Landlord, which consent shall not be unreasonably withheld.

12.  DEFAULT:

     A. The occurrence of any one or more of the following events shall constitute a default hereunder by Tenant (an "Event of Default"): (a) if rent or additional rent is not paid within five (5) days after it is due and payable; or (b) if Tenant shall have failed to cure a default in the performance of any terms, covenants or provisions of this Lease (except the payment of rent) or any rule or regulation hereinafter set forth within ten (10) days after written notice thereof, or if such default is of a nature that it cannot be completely remedied within said ten (10) day period, then Tenant shall request from Landlord a reasonable extension, which extension Landlord will not unreasonably withhold; or (c) if a petition in bankruptcy shall be filed by or against Tenant or if Tenant shall make a general assignment for the benefit of creditors, or receive the benefit of any insolvency or reorganization act; or (d) if a receiver or trustee is appointed for any portion of Tenant's property; or (e) if an execution or attachment shall be issued under which the Premises shall be taken or occupied or attempted to be taken or occupied by anyone other than a Tenant; or (f) if the Premises become and remain vacant, deserted, or abandoned for a period of thirty (30) consecutive days; or (g) if the Premises are used for some purpose other than the use specifically authorized herein.

     B. If Tenant shall default in performing any covenant or condition of this Lease, Landlord may perform the same of the account of Tenant, and Tenant shall reimburse Landlord for any expense incurred therefor as additional rent.

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13.  REMEDIES:

Upon the occurrence of an Event of Default:

     A. Landlord may re-enter the Premises, by summary proceedings or otherwise, and re-let the Premises, or any part thereof, as Tenant's agent, in the name of Landlord, or otherwise, for a term shorter or longer than the balance of the Term of this Lease, and may grant concessions of free rent, make improvements to the Premises, and may grant any other concessions in connection therewith as are necessary to re-let the Premises. In computing the net amount of rents collected through such re-letting, Landlord may deduct all reasonable expenses incurred in obtaining possession or re-letting the Premises, including rent concessions, attorney's fees, brokerage fees, the cost of restoring or improving the Premises, and the cost of all alterations and decorations deemed necessary by Landlord to effect re-letting. In no event shall Tenant be entitled to a credit or repayment for re-rental income that exceeds the sums payable by Tenant hereunder.

     B. If Tenant shall default in performing any covenant or condition of this Lease, Landlord may perform the same for the account of Tenant, and Tenant shall reimburse Landlord for any expense incurred therefor as additional rent.

14.  TENANT IMPROVEMENTS:

Tenant shall perform the Tenant Improvements and Repairs set forth in Exhibit D to this Lease, if any. Simultaneously upon signing this Lease, Tenant shall deliver to Landlord the sum of Zero Dollars ($00.00) for the cost of such Tenant Improvements.

15.  LANDLORD'S REPAIRS AND MAINTENANCE:

Landlord shall be responsible for all structural repairs to the Premises and all repairs and maintenance for all public areas and facilities, except such repairs (whether structural or otherwise) and maintenance as may be necessitated by the negligence, improper care, or use of the Premises and public areas by Tenant or Tenant's agents, employees, licensees, or invitees, which shall be made by Tenant, at Tenant's expense, as provided in Article 17 hereof.

16.  PARKING AND DELIVERY AREAS:

     A. Tenant shall have the right to use Ten (10) parking spaces for the parking of automobiles of Tenant, its employees and invitees in the parking area designated for Tenants of the Building as shown on Exhibit C(1) and Six (6) parking spaces for the parking of automobiles of Tenant, its employees and invitees in the parking area designated for Tenants of the Building as shown on Exhibit C(2) (the "Building Parking Area"), subject to the "Rules and Regulations" (as hereinafter defined) now or hereafter adopted by Landlord. Tenant shall not permit any of its officers, agents, invitees, employees, or common carrier deliveries to park in any areas designated "No Parking or Loading", nor occupy in excess of Tenant's allotted number of spaces therein. Tenant and Tenant's employees and invitees are allowed to park in designated parking spaces only. Any unauthorized vehicles or any vehicles parked in non designated areas, spaces, or blocking driveways, entrances, or doorways may be towed by the Landlord at the Tenant's expense.

     B. Tenant agrees that it will not permit agents, employees, vendors, or suppliers to make deliveries to the Premises other than in areas designated by the Landlord.

     C. Landlord reserves the right to designate "No Parking Zones" or "Loading Zones" and Landlord may designate parking for the exclusive use of other Tenants or guests.

17.  TENANT REPAIRS AND ALTERATIONS:

     A. Tenant shall take good care of the Premises and, subject to the provisions of Article 15 hereof, shall make, as and when needed, all repairs in and about the Premises necessary to preserve them in good order and condition, which repairs shall be in quality and class equal to the original work. Tenant is responsible for repair and replacement of all glass on all windows and doors regardless of how and why they were damaged or broken. This replacement must be within fifteen (15) days from the date that the glass breakage occurred, or ten (10) days from notice of Landlord, whichever comes first. Tenant is also responsible to repair or replace any frame that holds the glass, if necessary. There shall be no allowances to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance, or injury to business arising from Landlord, Tenant or others making any repairs, alteration, additions, or improvements in or to any fixtures, appurtenances, or equipment thereof. Any repairs Tenant may be required to carry out pursuant to the terms hereof may, at Landlord's option, be made by Landlord at the expense of the Tenant, and the expenses thereof incurred by Landlord shall be collectible as additional rent within ten (10) days of a bill or statement therefor.

     B. Tenant shall make no alterations or improvements to the Premises without Landlord's prior written consent (which shall not be unreasonably withheld). All installations or work done by or on behalf of Tenant shall be done in a good and workman-like manner, and shall at all times comply with all laws, rules, orders, and regulations of all governmental authorities having or asserting jurisdiction therewith; and with the Rules and Regulations of the Landlord. Tenant shall obtain, at its expense, all necessary governmental approvals and permits.


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18.  FIXTURES AND INSTALLATIONS:

All appurtenances, fixtures, improvements, additions, and other property attached to or build into the Premises, whether by the Landlord or Tenant or others, and whether at Landlord's expense or Tenant's expense, or the joint expense of Landlord and Tenant, shall become and remain the property of the Landlord, and shall remain upon and be surrendered with the Premises, unless Landlord, by notice to Tenant no later than sixty (60) days prior to the date fixed as the termination of this Lease, elects to have them removed by Tenant, in which event the same shall be removed from the Premises by Tenant forthwith, at Tenant's expense. Nothing in this Article shall be construed to prevent Tenant's removal of trade fixtures but, upon removal of any such trade fixtures from the Premises or upon removal of other installations as may be required by Landlord, Tenant shall immediately, and at its expense, repair and restore the Premises to the condition existing prior to installation and shall repair any damage to the Premises to the Building due to such removal. All property permitted or required to be removed by Tenant at the end of the Term that remains in the Premises after Tenant's vacating the Premises shall be deemed abandoned and may, at the election of the Landlord, either be retained as Landlord's property or may be removed from the Premises at the Tenant's expense.

19.  LIENS:

     A. The Tenant herein shall not have any authority to create any liens for labor or material on the Landlord's interest in the land, the Building, or the Premises. All material-men, contractors, mechanics, laborers, and all persons contracting with the Tenant are hereby charged with notice that they must look only to the Tenant and the Tenant's interests in the Premises to secure any payment. At Landlord's request, Tenant agrees to obtain and deliver to Landlord written and unconditional waivers and releases of any such liens.

     B. Tenant agrees that Tenant will pay all charges of contractors, subcontractors, mechanics, laborers, material-men, and other items of like character incurred by Tenant with respect to the Leased Premises, and will indemnify, defend, and hold Landlord harmless from and against any and all expenses, costs, and charges, including bond premiums, for release of liens and attorneys' fees reasonably incurred in connection with the defense of any suit in discharging the said Premises or any part thereof from any liens, judgements, or encumbrances caused or suffered by tenant. In the event any such lien shall be made or filed, Tenant shall bond against or discharge the same within fifteen (15) days after the same has been made or filed. It is understood and agreed between the parties hereto that the expenses, costs and charges above referred to shall be considered as additional rent and shall be included in any lien for rent.

20.  COMPLIANCE:

     A. Tenant shall, at its expense, comply with all Rules and Regulations which may be adopted from time to time and with all laws, orders, regulations of any governmental authority having or asserting jurisdiction in connection with the Premises or the use or occupancy thereof.

     B. Tenant shall at no time use or occupy the Premises in violation of the certificate of occupancy issued for the Building or Premises. Tenant shall comply with all applicable building, zoning, and land use codes throughout the Term of the Lease.

21.  SIGNS:

Tenant shall not install any signs upon the Building or Development without written consent of the Landlord. Landlord will provide, at Tenant's request and cost, Landlord's standard identification sign, which sign shall be removed by Tenant upon termination of this Lease, at which time Tenant will restore the property to the same condition as prior to installation of said sign. Landlord may, from time to time, require Tenant to change its signage to conform to a revised standard for the Building, provided Landlord pays the cost of removing and replacing such signs.

22.  LANDLORD'S ACCESS TO PREMISES:

     A. Landlord, and Landlord's agents and representatives, shall have the right to enter and inspect the Premises at any reasonable time for the following purposes: (a) to ascertain the condition of the Premises;
          (b) to determine whether Tenant is diligently fulfilling Tenant's responsibilities under this Lease; (c) to supply any service to be provided by Landlord to Tenant hereunder; (d) to make sure repairs or improvements as may be required or permitted to be made by Landlord under the terms of this Lease (and may for that purpose, without abatement of rent, erect, use, and maintain scaffolding, pipes, conduits, and other necessary structures in, through, or on the outside of the Building and Premises where reasonably required by the character of the work to be preformed, provided entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably); (e) to show the Premises to prospective purchasers or mortgagees; (f) to do any other act or thing which Landlord deems reasonable to preserve the Premises and the Building. In the event that Landlord requires access to any under-floor duct, Landlord's liability for carpet (or other floor covering) replacement shall be limited to replacement of the pieces removed. During the period that is six (6) months prior to the end of the term and at any time Tenant is in default hereunder, and such default has remained uncured for at least thirty (30) days, Landlord and Landlord's agents and representatives shall have the right to enter in the Premises at any reasonable time during business hours for the


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          purpose or showing the Premises and shall have the right to erect on the Premises suitable signs indicating the Premises are available for lease. Tenant shall give written notice to Landlord at least thirty
          (30) days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection of the Premises prior to vacating. If Tenant shall not be personally present to open and permit an entry into the Premises, at any time when an entry shall be necessary or permissible, then Landlord or Landlord's agents any enter the same by a master key, without rendering Landlord or such agent liable therefor.

     B. Tenant herewith deposits with Landlord Fifty and NO/100 Dollars ($50.000), and covenants with Landlord not to change or re-key the locks to the Premises in any manner that would deny Landlord access by way of Landlord's master key; however, if Tenant does adjust the locks in any way affecting the use of Landlord's master key, or does not return to Landlord at the end of the Term of this Lease, the keys to the Premises, then Tenant forfeits this deposit to Landlord. Otherwise, the deposit will be returned to the Tenant within thirty
          (30) days of the Tenant vacating.

23.  INSURANCE:

     A. Tenant agrees to maintain at Tenant's sole cost and expense, comprehensive general public liability insurance in standard form in favor of Landlord and Tenant against claims for bodily injury or death or property damage occurring in or upon the Premises, effective as of the date Tenant enters into possession of the Premises and throughout the Lease Term. Such insurance shall be in the amount of not less than One Million Dollars ($1,000,000.00) for injury to one person in one accident occurrence or casualty, and not less than One Million Dollars ($1,000,000.00) for injuries to more than one person in one accident, occurrence or casualty or, in lieu of the foregoing, a combined single limit of not less than One Million Dollars ($1,000,000.00). Tenant shall also carry property damage insurance in an amount of not less than Five Hundred Thousand Dollars ($500,000.00) for damage to property on any one occurrence. Any insurance policies required hereunder shall name Landlord as an additional insured and shall provide that they may not be modified or terminated without thirty
          (30) days advance notice to Landlord. At or prior to possession, Tenant shall furnish to Landlord evidence of such insurance coverage by way of either a copy of the actual insurance policy and any amendments and endorsements thereto or a certificate of insurance clearly evidencing each coverage and provisions set forth in this Section. Upon Tenant's default in obtaining or delivering the policy or certificate for such insurance or Tenant's failure to pay the charges therefor, Landlord may, but shall not be obligated, to procure or pay the charges for any such policy or policies and charge the Tenant therefor as additional rent.

     B. Tenant shall not do anything, or permit anything to be done, in or about the Premises which shall (a) invalidate or be in conflict with the provisions of any fire or other insurance policies covering the Building or any property located therein, or (b) result in a refusal by fire insurance companies of good standing to insure the Building or any such property in amounts reasonably satisfactory to Landlord, or
          (c) subject Landlord to any liability or responsibility of injury to any person or property by reason of any business operation being conducted in the Premises, or (d) cause any increase in the fire insurance rates applicable to the Building or property located therein at the beginning of the Term or at any time thereafter. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations, and requirements of the applicable Board of Fire Underwriters, and the fire insurance rating organizations and any similar bodies. Tenant shall pay all costs, expenses, fines, penalties, or damages which may be imposed upon Landlord by reason of Tenant's failure to comply with the provisions of Section B of this Article 23 and if, by reason of such failure, the fire insurance rate at the beginning of this Lease or at any time thereafter be higher than it otherwise would be, then Tenant shall reimburse Landlord, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Landlord which shall have been charged because of such failure by Tenant.

     C. Any insurance herein required to be produced by Tenant shall contain an express waiver of any right of subrogation by the insurance company against Landlord. The original policy of all such insurance shall be delivered to Landlord within ten (10) days of issuance of such policy by the insurance company. The minimum limits of any insurance coverage required herein shall not limit Tenant's liability.

24.  DAMAGE OR DESTRUCTION:

     A. If the Leased Premises shall be partially damaged by fire or other casualty insured under Landlord's insurance policies, then upon Landlord's receipt of the insurance proceeds, Landlord shall, except as otherwise provided in the Lease, repair and restore the same (exclusive of Tenant's trade fixtures, personal property, decorations, signs and contents) substantially to the condition thereof immediately prior to such damage or destruction, limited, however, to the extent of the insurance proceeds received by Landlord therefor. If by reason of such occurrences: (a) the Leased Premises are wholly untenantable, or (b) the Leased Premises are damaged in whole or part as a result of a risk which is not covered by Landlord's insurance policies, or
          (c) the Leased Premises are damaged in whole or in part during the last two (2) years of the term (or any renewal term) hereof, or (d) the building of which the Leased Premises forms a part or all of the buildings which then comprise the Complex is or are damaged (whether or not the Leased Premises are damaged) to an extent of fifty percent (50%) or more of the then replacement value thereof,

          Landlord may elect either to repair the damage as aforesaid, or to cancel the Lease by written notice of cancellation given to Tenant within one hundred eighty (180) days after the date of such occurrences, and thereupon the Lease shall cease and terminate with the same force and effect as though the date set forth in the Landlord's said notice were the date herein fixed for the expiration of the Term hereof and Tenant shall vacate and surrender the Leased Premises to Landlord. Upon the termination of the Lease, as aforesaid, Tenant's liability for the rents reserved hereunder shall cease as of the effective date of the termination of this Lease, subject, however to the provisions for the prior abatement of rent hereinafter set forth. Unless the Lease is terminated by Landlord as aforesaid, the Lease shall remain in full force and effect and the parties waive the provisions of any law to the contrary, and Tenant shall repair, restore, or replace Tenant's trade fixtures, personal property, decorations, signs and contents in the Leased Premises in a manner and to at least a condition equal to that existing prior to their damage or destruction and the proceeds of all insurance carried by Tenant on said property shall be held in trust by Tenant for the purpose of such repair, restoration, or replacement.

   B. If by reason of such fire or other casualty the Leased Premises is rendered wholly untenantable the Fixed Minimum Rent shall be fully abated, or if only partially damaged such rent shall be abated proportionately as to that portion of the Leased Premises rendered untenantable, in either event (unless Landlord shall elect to terminate the Lease as aforesaid) until fifteen (15) days after notice by Landlord to Tenant that the Leased Premises have been substantially repaired and restored.

   C. If such damage or other casualty shall be caused by the negligence of Tenant or of Tenant's licensees, contractors or invitees or their respective agents, or employees, there shall be no abatement in rent. Tenant shall not be entitled to and hereby waives all claims against Landlord for any compensation or damage for loss of use of the whole or any part of the Leased Premises and/or for any inconvenience or annoyance occasioned by any such damage, destruction, repair or restoration. The provisions of any statute or other saw that may be in effect at the time of the occurrence of any such damage or destruction are hereby expressly waived by Tenant.

25. TENANT OBLIGATIONS:

   A. Tenant shall at its own costs and expense keep and maintain all parts of the premises and such portion of the Development within the control of the Tenant in good condition promptly making all necessary repairs and replacements, whether ordinary or extraordinary, with materials and workmanship of the same character, kind, and quality as the original, including but not limited to, windows, glass and plate glass, doors, and special office entries, interior walls and finish work, floors and floor coverings, heating and air conditioning systems, electrical systems and fixtures, sprinkler systems, water heaters, dock boards, truck boards, truck doors, dock bumpers, and plumbing fixtures. Tenant, as part of its obligation hereunder, shall keep the whole of the Premises in a clean and sanitary condition. Tenant will as far as possible keep all such parts of the Premises from deteriorating, ordinary wear and tear excepted, and from falling temporarily out of repair, and upon termination of this Lease in any way, Tenant will yield up the Premises to Landlord in good condition and repair loss by fire or other casualty, where Tenant's insurance is obligated to pay for the cost of such repairs and Tenant will promptly make payment of the amount of the deductible. In any event, Tenant will be responsible for damage as a result of Tenant's negligence or as a result of any loss occurring within Tenant's Leased premises, including damage to glass.

   B. Tenant at its own cost and expense shall enter into a regularly scheduled preventive maintenance/service contract with an A/C contractor approved by the Landlord, for servicing all heating and air conditioning systems and equipment servicing the Premises and an executed copy of such contract shall be delivered to Landlord. This service contract must include all services suggested by the equipment manufacturer within the operations/maintenance manual and must become effective within thirty (30) days of the date Tenant takes possession of the Premises. Landlord may (but shall not be required to), upon notice to Tenant, elect to enter into such a maintenance/service contract on behalf of Tenant or perform the work itself and, in either case, charge Tenant therefor, together with a reasonable charge for overhead.


   C. All obligations of Tenant not fully performed as of the expiration or earlier termination of the Term of the Lease shall survive the expiration or earlier termination of the Term, without limitation.

26. UTILITIES:

Tenant shall pay for all gas, heat, light, power, telephone and other utilities and services used on or from the Premises, including without limitation, Tenant's proportionate share as determined by Landlord for the use of any central station signaling system installed in the Premises or the Building, together with any taxes, penalties and surcharges or the like pertaining thereto and any maintenance charges for utilities. Tenant shall furnish and install all electric light bulbs, tubes and ballasts, other than those originally provided to the Premises by the Landlord. Landlord shall in no event be liable for any interruption or failure of utility service on or to the Premises.


27. WAIVER OF SUBROGATION:

Landlord and Tenant and their successors or assigns hereby waive any and all rights of action for negligence against the other party hereto which may hereafter arise for damage to the Premises or to property therein resulting from any fire or other casualty of the kind covered by standard fire insurance policies with extended coverage, regardless of whether or not, or in what amounts, such insurance is now or hereafter carried by the parties hereto, or either of them. The foregoing release and waiver shall be in force only if both releasers' insurance policies contain a clause providing that such a release shall not invalidate the insurance and also provided that such a policy can be obtained without additional premiums. Both parties agree to use their best efforts to obtain and maintain a waiver of subrogation for their respective carriers.

28.  LIABILITY:

Landlord shall not be liable to Tenant or Tenant's employees, agents, patrons, or visitors, or to any person whomsoever, for any injury to person or damage to property on or about the Premises, the Building, or the Complex, resulting from and/or caused in part or in whole by the negligence or misconduct of Tenant, its agents, servants, or employees, invitees, permittees, or of any other person entering upon the Premises, or due to any cause whatsoever, and Tenant hereby covenants and agrees that it will at all times indemnify and hold safe and harmless, the Premises, the Landlord, and Landlord's agents and employees from any loss, liability, claims, suits, costs, and expenses, including attorney's fees and damages, both real and alleged, arising out of any such damage or injury.

29.  LANDLORD'S LIABILITY:

     A. In no event shall Landlord's liability for any breach of this Lease exceed the amount of rental then remaining unpaid for the then current Term (exclusive of any renewal periods, which have not then actually commenced). This provision is not intended to be a measure or agreed amount of Landlord's liability with respect to any particular breach, and shall not be utilized by any court or otherwise for the purpose of determining any liability of Landlord hereunder, except only as a maximum amount not to be exceeded in any event. In addition, it is expressly understood and agreed that nothing in this Lease shall be construed as creating any liability against Landlord or its successors and assigns, personally and in particular without limiting the generality of the foregoing, there shall be no personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, herein contained, and that all personal liability of Landlord, or its successors and assigns, of every sort, if any, is hereby expressly waived by Tenant, and that so far as Landlord, or its successors and assigns, is concerned Tenant shall look solely to the Building for the payment thereof.

     B. Tenant shall look solely to Landlord's interest in the Leased Premises for the satisfaction of any judgement or decree requiring the payment of money by Landlord, based upon any default under this Lease, and no other property or asset of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of such judgement or decree.

30.  EMINENT DOMAIN:

     A. In the event the Premises is lawfully condemned or taken for any public or quasi-public use, this Lease shall forthwith cease and terminate as of the date of vesting of title.

     B. In the event that a part of the Premises or the Building shall be so condemned or taken, resulting in Tenant's liability to use the remainder of the Premises for the use permitted under this Lease, then
         (a) Landlord may, at its option, terminate this Lease as of the date of such vesting of title by notifying Tenant in writing of such termination within ninety (90) days following the date on which Landlord shall have received notice of vesting of title, and (b) Tenant shall have the right, by delivery of notice in writing to Landlord within ten (10) days following the date on which Tenant shall have received notice of vesting of title, to terminate this Lease as of the date of the vesting of title.

     C. In the event that any partial condemnation or taking does not prevent Tenant from using the Premises for the uses permitted under this Lease, then the Lease shall remain unaffected by such condemnation or taking, except that the rents due hereunder shall be abated in an amount apportioned according to the part of the Premises so taken or condemned. In the event that only a part of the Premises shall be so condemned or taken and this Lease is not terminated, Landlord will, at its expense, restore the remaining portion of the premises as nearly as practicable to the same condition as it was in prior to such condemnation or taking.

     D. In the event of any condemnation or taking of all or a part of the Building, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this Lease in Tenant, and Tenant hereby expressly assigns to Landlord any and all right, title, and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and Tenant shall be entitled to receive no part of such award, except that Tenant may file a claim for any taking of removable fixtures owned by Tenant and for moving expenses incurred by Tenant.

31.  RULES AND REGULATIONS:

Tenant and Tenant's agents, employees, visitors, and licensees shall faithfully comply with the rules and regulations annexed hereto and made part hereof as Exhibit E (the Rules and Regulations), and with such further reasonable Rules and Regulations as Landlord, at any time and from time to time, may make and communicate in writing to Tenant which, in Landlord's judgement, shall be necessary for the reputation, maintenance of the Building, or the more useful occupancy or comfort of the Tenants or others in the Building. Landlord shall not be liable to Tenant for the violation of any of said Rules and Regulations, of the breach of any covenant or condition of any Lease by any other Tenant in the Building.

32.  FEASIBILITY:

Tenant is responsible for determining the suitability, practicality, appropriate zoning for their intended use and the Landlord makes no representation now or at any time in the future, that the permitted use mentioned in this Lease is allowed by municipal authorities.

33.  END OF TERM:

     A. Upon the expiration or sooner termination of the term of this Lease, Tenant shall quit and surrender to Landlord the Premises, broom clean and in good order the condition, repair all damage to the Premises and the Building occasioned by such removal. Any property not removed from the Premises shall be deemed abandoned by Tenant and may be disposed of in any manner appropriate by the Landlord. If the last day of the Term of this Lease or any renewal hereof falls on Sunday or a legal holiday, this Lease shall expire on the business day immediately proceeding.

     B. If Tenant does not immediately surrender the Premises on the Expiration Date, Tenant shall owe Landlord twice the then current monthly rent for each month the Tenant stays beyond the expiration date, and if Tenant has not vacated within six (6) months of the expiration date, the rent shall again double. This provision shall not constitute a waiver by Landlord of any right of rental to Landlord's right to terminate Lease; however, Tenant shall be bound by all other terms and conditions set forth in this Lease.

34.  QUIET ENJOYMENT:

Landlord covenants and agrees with Tenant that, upon Tenant paying the rent and additional rent and observing and performing all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises during the term of this Lease, without interference or molestation by Landlord, subject to the terms, covenants, and conditions of this Lease.

35.  PROPERTY LOSS, DAMAGE, REIMBURSEMENT:

Landlord or its agents shall not be liable for any damage to property or Tenant or of others entrusted to employees of the Building, nor for the loss of or damage to any property of Tenant by theft or otherwise. Landlord or its agents shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, electrical disturbance, water, rain, or leaks from any part of the Building or from the pipes, appliances, or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of any nature, nor shall Landlord or its agents be liable for any such damage caused by other Tenants or persons in the Building or caused by operations in construction of any private, public or quasi-public work; nor shall Landlord be liable for any latent defect in the Premises in the Building. Tenant shall give immediate notice to Landlord in case of fire or accidents in the Premises or in the Building or of defects therein or in any fixtures or equipment.

36.  INDEMNIFICATION:

Tenant shall indemnify and save harmless against any and all claims, suits, demands, actions, fines, damages and liabilities and all costs and expenses (including, without limitation, reasonable attorneys fees) arising out of injury to persons (including death) or loss or damage to property, occurring in, on or about, or arising out of the use of the Tenant, its agents, contractors, employees, licensees or invitees, subtenants or assigns, and the agents, contractors, employees, licensees, or invitees of any subtenant or assignee of Tenant.

37.  SUBORDINATION:

     A. This Lease is subject and subordinate to all mortgages which may now or hereafter be placed on the property of which the Premises form a part, and to each advance under any such mortgages, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor. Tenant shall promptly execute and deliver any certificate requested confirming such subordination.

     B. In the event that any mortgagee or its successors or assigns shall succeed to the interest of Landlord, then, so long as Tenant is not in default hereunder, this Lease shall continue in full force and effect and Tenant shall and does hereby agree to attorn to such mortgagee or its successors or assigns and to recognize such mortgagee or its successors as its Landlord.

     C. Each party shall, at any time and from time to time, upon not less than five (5) business days prior to notice by the other party, execute, acknowledge and deliver to the requesting party a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the rent, additional rent and other charges have been paid in advance, if any, and stating whether or not to the best knowledge of the signer of such certificate, the other party is in default in performance of any covenant, agreement, term, provision or condition contained in this Lease and, if so, specify each default, it being intended that any such statement may be relied upon by any prospective purchaser or Tenant of said real property, any mortgagee or prospective assignee, sub-lessee or mortgagee of Tenant. If, in connection with obtaining financing or refinancing for the Building and the land allocated to it, a banking, insurance, or other recognized institutional lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant agrees not to unreasonably withhold, delay, or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created.

38.  ATTORNEY-IN-FACT:

In confirmation of such subordination, however, Tenant shall execute promptly any certificates that Landlord may request and Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's attorney-in-fact to execute any such certificate or certificates for and on behalf of Tenant.

39.  NO WAIVER:

Failure of Landlord to insist upon the strict performance of any provisions or to exercise any option of any rules and regulations shall not be construed as a waiver for the fixture of any provisions, ruse or option. The receipt by Landlord of rent with knowledge of the breach of any provisions of this Lease shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived unless such waiver is in writing and signed by Landlord. No payment by Tenant or receipt of a lesser amount than the monthly rent shall be deemed to be other than on account of the earliest rent then unpaid nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent to be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided, and no waiver by Landlord in respect to one Tenant shall constitute a waiver in favor of any other Tenant in the Complex.

40.  TIME IS OF THE ESSENCE:

It is understood and agreed between parties hereto that time is of the essence of this Lease, and this applies to all terms and conditions contained herein.

41.  PARTIAL INVALIDITY:

If any provisions of this Lease or application thereof to any person or circumstance to any extent be invalid, the remainder of this Lease or the application of such provisions to persons or circumstances other than those as to which it is held invalid shall not be affected thereby, and each provision of this lease shall be valid and enforced to the fullest extent permitted by law.

42.  BROKER'S COMMISSIONS:

Tenant represents and warrants that there are no claims for brokerage commissions or finder's fees in connection with the execution of this Lease and Tenant agrees to indemnify Landlord against and hold Landlord harmless from all liabilities arising from any such claims, including cost of counsel fees.

43.  ENTIRE AGREEMENT:

This Lease and the Exhibits and Riders, if any attached, set forth the entire agreement between the parties. Any prior conversations or writings are merged herein and extinguished. No subsequent amendment to this Lease for examination does not constitute an option for the Leased Premises and becomes effective as a Lease only upon execution and delivery thereof by Landlord to Tenant for examination does not constitute an option for the Leased Premises and becomes effective as a Lease only upon execution and delivery thereof by Landlord to Tenant. If any provision contained in a rider is inconsistent with the printed provisions of this Lease, the provision contained in said Rider shall supersede said printed provisions. The captions, numbers, and index appearing herein are inserted only as a matter of convenience and are not intended to define, limit, construe or describe the scope of intent of any paragraph, nor in any way affect this Lease.

44.  ESTOPPEL CERTIFICATE:

From time to time, within ten (10) days next following Landlord's request, Tenant shall deliver to Landlord a written statement executed and acknowledged by Tenant in a form satisfactory to Landlord (a) stating that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (b) setting forth the date to which the Minimum Rent, additional rent, and other charges hereunder have been paid, (c) stating whether or not, to the best knowledge of Tenant, Landlord is in default under this Lease, and if Landlord is in default, setting forth any specific nature of all such defaults, (d) certifying that Landlord has completed construction of the Leased Premises, (e) certifying that Tenant has accepted possession of the Leased Premises, and (f) as to any other matters requested by Landlord.

45.  INABILITY TO PERFORM:

     A. If, by reason of strikes or other labor disputes, fires or other casualty, accidents, orders or regulations of any governmental authority, or any other cause beyond Landlord's or Tenant's reasonable control, or in the event Landlord or Tenant is unable to fulfill or is delayed in fulfilling such party's obligations under this Lease, no such inability or delay shall constitute an actual or constructive eviction, in whole or in part, or impose any liability upon such party, or reason of inconvenience or annoyance to the other party, or injury to or interruption of Tenant's business, or otherwise, nor shall any such delay or inability to perform on the part of Landlord in any way affect this Lease and the obligation of Tenant to pay rent hereunder and to perform all of the other covenants and agreements to be performed by Tenant hereunder.

     B. Landlord reserves the right to stop the services of the air conditioning, elevator, plumbing, electrical or other mechanical systems or facilities in the Building when necessary by reason of accident or emergency, or for repairs, alteration, replacements, or improvements which in the judgement of Landlord are desirable or necessary, until such repairs alterations, replacements or improvements shall have been completed. Landlord will try to minimize the time of any stop of services, except where Tenant is in default. In no event will rent abate.

46.  RIGHTS RESERVED TO LANDLORD:

Landlord reserves and may exercise the following rights without affecting Tenant's obligations hereunder:

     A. To change the name or the street address of the Building or the Complex;

     B. To install and maintain a sign or signs on the exterior of the Building;

     C. To designate all sources furnishing sign painting and lettering, ice, drinking water, towels, coffee cart service, and toilet supplies, cleaning and maintenance, lamps and bulbs used on the Premises;

     D.  To retain at all times pass keys to the Premises;

     E. To grant anyone the exclusive right to conduct any particular business or undertaking in the Building or the Development;

     F. To change the arrangement and/or location of entrances and corridors in and to the Building and to add, remove, rename or modify buildings, roadways, parking areas, walkways, landscape, lakes, dumpster locations, grading and other improvements in or to the Complex.

     G. Landlord may enter upon the Premises and may exercise any or all of the foregoing rights hereby reserved without being deemed guilty of an eviction or disturbance of Tenant's use and possession and without liability in any manner to Tenant and without abatement of rent or affecting any of Tenant's obligations hereunder.

     H. No failure of (Landlord) Owner to enforce any term hereof shall be deemed a waiver, nor shall any acceptance of a partial payment of rent be deemed a waiver of (Landlord) Owner's right to the full amount thereof.

47.  RELOCATION OF PREMISES:

Landlord reserves the right to relocate Tenant during the Term to other premises in the Building or another building within the Complex (the "New Premises"), in which event the New Premises shall be deemed to be the Premises for all purposes under this Lease, provided:

     A. The New Premises shall be similar to the Premises in area and appropriateness for use of Tenant's purposes:

     B. If Tenant is then occupying the Premises, Landlord shall pay the reasonable expense of moving Tenant, its property and equipment to the New Premises and such moving shall be done at such time and in such manner so as to cause the least inconvenience to Tenant; and

     C. Landlord shall, at its sole cost, improve the New Premises with improvements substantially similar to those located in the Premises.

48.  LANDLORD'S LIEN:

In addition to any statutory lien for rent in Landlord's favor, Landlord shall have, and Tenant hereby grants to Landlord, a continuing security interest for all rentals and other sums of money becoming due hereunder from Tenant, upon all goods, wares, equipment, fixtures, furniture, inventory, accounts, contract rights, chattel paper and other personal property of Tenant situated on the Premises, and such property shall not be removed therefrom without the consent of Landlord until all arrearages in rent, as well as any and all other sums of money due to Landlord hereunder, shall have been paid and discharged. In the event of a default under this Lease, Landlord shall have, in addition to any other remedies provided herein or by law, all rights and remedies under the Uniform Commercial Code, including without limitation the right to sell the property described in this Section at public sale upon five (5) days' notice to Tenant. Tenant hereby agrees to execute such financing statements and other instruments necessary or desirable in Landlord's discretion to perfect the security interest hereby created.

49.  HAZARDOUS SUBSTANCES:

Tenant agrees not to store any substances, which are now, or hereafter, considered hazardous by federal, state, or local agencies, or any flammable materials around the premises. Tenant further agrees to completely indemnify and defend Landlord against any claims, loss, or liabilities which may occur in connection with any substance that

Tenant caused directly or indirectly to be present in or around the Premises, which substances now or hereafter are found to be toxic, hazardous, or flammable. This paragraph shall survive the expiration of this Lease.

50.  WAIVER OF TRIAL BY JURY:

To the extent such waiver is permitted by law, Landlord and Tenant hereby waive trial by jury in any action, proceeding, or counterclaim brought by Landlord or Tenant against the other on any matter whatsoever arising out of or in any way connected with this Lease. The provisions of the foregoing sentence shall survive the expiration or any sooner termination of this Lease Term.

51.  INVALIDITY:

If any clause, provision, or portion of this Lease, or the application thereof shall be invalid or unenforceable under applicable law, such event shall not effect the validity or enforceability of this Lease.

52.  NO RESERVATION:

Submission of this Lease to any person or entity shall not be deemed to be a reservation of the Premises. Landlord shall not be bound hereby, until Landlord delivers to Tenant a fully executed copy of a signed Lease. In the event that Landlord signs this Lease first, the Lease will not be considered valid until Landlord receives a copy of the Lease, properly executed from the Tenant; however, any situation is subject to prior Lease as evidenced by Landlord of possession of a fully executed document by Landlord and Tenant.

53.  MISCELLANEOUS:

     A. Tenant's Taking Possession. It shall be conclusively deemed and agreed that Landlord has performed all of its obligations hereunder and that the Premises were in satisfactory condition as of the date of such occupancy, unless, within five (5) days after such date Tenant shall give written notice to Landlord specifying the respects in which the same were not in such condition.

     B. Successors, Assigns, Etc. The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and, except as otherwise provided in this Lease, their respective assigns.

     C. Attorney's Fees. In the event that Landlord should bring any action for any relief against Tenant hereunder, or in the event that Tenant shall bring any action for any relief against Landlord arising out of this Lease, then all costs and expenses thereof, including reasonable attorney's fees, incurred by the prevailing party shall be paid by the other party. All references in this Lease to attorney's fees shall include, but not be limited to, reasonable attorneys' and paraprofessionals' fees at, before, and through all trial and appellate levels and post judgement proceedings. Further, if Landlord determines it reasonably prudent to hire legal council, without bringing action or making any legal filings as a result of Tenant's non-compliance with the Lease, threatened non-compliance with the Lease, threatened legal action against the Landlord, or any situation where Tenant is in non-compliance with the then current Rules and Regulations, Tenant shall reimburse Landlord for all of Landlord's legal and related costs as billed to Tenant by Landlord on a quarterly basis.

     D. Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than that stipulated herein for Base Rent, additional rent or any other charge shall be deemed to be other than on account of the Base Rent, additional rent or other charge then due in accordance herewith, nor shall any endorsement or statement on a check or letter accompanying any check or payment be deemed an accord and satisfactory. Landlord may accept any such check or payment without prejudice to Landlord's right to recover the balance of such Base Rent, additional rent or other charge and may pursue any other remedy in this Lease, at law or in equity.

     E. Counterparts. This Lease may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

     F. Applicable Law. This Lease shall be governed by and construed in accordance with the laws of the State of Florida.

     G. Radon Gas. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

     H. No Recording. Except with the prior written consent of the Landlord, this Lease shall not be recorded and any attempted recordation shall be deemed null and void.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease on the respective dates indicated below:

Witnesses                              The Cracchiolo Group

/s/ Sara Wuchevick                     /s/ Sam A. Cracchiolo, Jr.
---------------------------------      ----------------------------------------
                                       By: Sam A. Cracchiolo Jr., Vice President
                                       Chesterfield Park Corporation
/s/                                    General Partner
---------------------------------      Date: 1-4-99
                                            -----------------


                                       Global Datatel Corporation

/s/ Sara Wuchevick                     /s/ Richard Baker
--------------------------------       ---------------------------------------
                                       Richard Baker
                                       Its: CEO
/s/                                    Date 1-4-99
--------------------------------           --------------

                                  EXHIBIT A(2)

LEGAL DESCRIPTION:

     CORPORATE TECH CENTER
     ALL OF PLAT
     P.B. 47 P 152
                    BUILDING 1



ADDRESS:

2875 SOUTH CONGRESS AVENUE

DELRAY BEACH, FL 33445

                             Corporate Tech Center
                            3333 South Congress Ave.
                            Suite 404   1,960 Sq/Ft
                                  EXHIBIT B(1)

                              [FLOORPLAN GRAPHIC]


                                             offered by:
                                             [THE CRACCHIOLO GROUP LOGO]
                                             407-243-9800           Scale 1"=6'

TYPICAL BUILDING PLAN -  20,000 SQ. FT.
(CUSTOM DESIGNS AVAILABLE)


Bays may be combined to fit your needs.


[Floor Plan Graphic]


SCALE 1/32" = 1'


[CORPORATE TECH CENTER LOGO]

                                 EXHIBIT C(1)
                                                                       Site Plan
[SITE PLAN GRAPHIC]                     A UNIQUE COMBINATION
                                        OF OFFICE AND LIGHT
                                        INDUSTRIAL SPACE...

                                         Corporate Tech Center was specifically
                                         designed to fit your special needs. Our
                                         two, four story office buildings offer
                                         spacious units from 2,500 square feet
                                         up to 43,000 square feet. Our five
                                         office/bay combination buildings offer
                                         space ranging from 2,500 square feet up
                                         to 21,500 square feet. This unique
                                         combination of office and industrial
                                         space provides the ideal facility for a
                                         corporate headquarters or a growing,
                                         diversified business.

                                         Corporate Tech Center management also
                                         provides custom design and construction
                                         to meet your special requirements. Our
                                         in-house staff includes general
                                         contracting, real estate sales, leasing
                                         and property management capability to
                                         help you complete your plans.

                                         KEY:

                                         A.   Combination office/corporate
                                              archive building, one level,
                                              18,000 square feet.

                                         B.   Combination office/flexible bay
                                              area with high ceilings, 2,500 to
                                              20,000 square feet per building.

                                         C.   Combination office/flexible bay
                                              area with high ceilings, one story
                                              level. 2,500 to 21,500 square feet
                                              per building.


                                         D.   Four story office building,
                                              multiple office plans available to
                                              fit need. 2,500 square feet up to
                                              43,000 square feet.

                                         E.   One story, island building
                                              suitable for restaurant to serve
                                              the area. Ample parking engineered
                                              into the master site plan.

                                         F.   Four story office building,
                                              multiple office plans available to
                                              fit need. 2,500 square feet up to
                                              43,000 square feet.

-------------------------------------------------------------------------------

                                 EXHIBIT C (2)

                                                                       Site Plan

                              [SITE PLAN GRAPHIC]

A UNIQUE COMBINATION OF OFFICE AND LIGHT INDUSTRIAL SPACE . . .

Corporate Tech Center was specifically designed to fit your special needs. Our two, four story office buildings offer spacious units from 2,500 square feet up to 43,000 square feet. Our five office/bay combination buildings offer space ranging from 2,500 square feet up to 21,500 square feet. This unique combination of office and industrial space provides the ideal facility for a corporate headquarters or a growing, diversified business.

Corporate Tech Center management also provides custom design and construction to meet your special requirements. Our in-house staff includes general contracting, real estate sales, leasing and property management capability to help you complete your plans.

KEY:

A. Combination office/corporate archive building, one level, 18,000 square feet.

B. Combination office/flexible bay area with high ceilings, 2,500 to 20,000 square feet per building.

C. Combination office/flexible bay area with high ceilings, one story level. 2,500 to 21,500 square feet per building.

D. Four story office building, multiple office plans available to fit need. 2,500 square feet up to 43,000 square feet.

E. One story, island building suitable for restaurant to serve the area. Ample parking engineered into the master site plan.

F. Four story office building, multiple office plans available to fit need, 2,500 square feet up to 43,000 square feet.